Exhibit 99.1

SciQuest Announces Fourth Quarter And Full Year 2013 Financial Results

Posted Strong Quarterly and Annual Results

Attained 2013 Priorities

Generated Significant Growth in Commercial Market

CARY, N.C. – February 6, 2014 – SciQuest, Inc. (Nasdaq: SQI), a leading provider of cloud-based business automation solutions for spend management, today announced its financial results for the fourth quarter and full year ended December 31, 2013.

“2013 was an important year of execution that accelerated our transformation from a niche eProcurement solutions company to the leading provider of cloud-based spend management solutions. In the fourth quarter, we extended our track record of rapid growth. We increased non-GAAP revenues by 26% from a year ago, excluding a settlement fee we received. On this same basis, full-year revenue increased 37%. Strong non-GAAP revenue helped to generate non-GAAP net income per share that exceeded our guidance ranges. In addition, adjusted free cash flow beat expectations,” said Stephen Wiehe, President and Chief Executive Officer of SciQuest. “Success was fueled by a combination of robust customer additions, solid cross-selling and the transformation of our sales organization that enhanced the team’s people, processes and structure. We are particularly encouraged by the strong contribution from the commercial market, which complemented continued growth in other market segments. On the financial front, we are beginning to drive leverage from the operations we acquired in the second half of 2012. We also substantially completed operational integration of CombineNet.

“Looking ahead, we plan to leverage our successes and continue executing on the strategy that drove our performance in 2013: attract new customers, increase cross-selling, enhance and expand the solution suite and improve operational and financial efficiency, particularly at acquired entities. Our 2013 accomplishments and ongoing improvement efforts are expected to enable us to achieve our long-term targets of 20% non-GAAP revenue growth and 20% non-GAAP operating margins.”

Fourth Quarter 2013 Results

SciQuest reported GAAP revenues of $25.8 million for the quarter ended December 31, 2013 compared to $19.7 million in the fourth quarter of 2012.

GAAP loss from operations in the fourth quarter of 2013 was $1.0 million compared to GAAP loss from operations of $2.1 million in the fourth quarter of 2012. GAAP net loss was $1.2 million in the fourth quarter of 2013 compared to GAAP net loss of $2.4 million in the same quarter in the prior year. The primary drivers of the fourth quarter 2013 losses were the expected impacts of acquisition related costs and stock-based compensation.

GAAP basic net loss per share was $0.05 in the fourth quarter of 2013 based on 23.8 million weighted average basic shares outstanding. GAAP diluted net loss per share in the fourth quarter of 2012 was $0.11 based on 22.4 million weighted average basic shares outstanding.

Non-GAAP revenue(1) in the fourth quarter was $26.7 million. Excluding the additional revenue generated by a settlement fee that we received from a former customer, non-GAAP revenues(1) would have been $26.2 million, an increase of 26% from the prior year.

Non-GAAP income from operations(2) in the fourth quarter of 2013 was $4.4 million compared to non-GAAP income from operations(2) of $2.7 million in the fourth quarter of 2012. Non-GAAP net income(3) in the fourth quarter of 2013 was $2.7 million compared to non-GAAP net income(3) in the fourth quarter of 2012 of $1.6 million.

Non-GAAP diluted net income per share(3) was $0.11 in the fourth quarter of 2013 based on 24.3 million weighted average diluted shares outstanding. Excluding the additional revenue generated by the settlement fee, non-GAAP diluted net income per share(3) in the quarter would have been $0.10. Based on 22.8 million weighted average diluted shares outstanding, non-GAAP diluted net income per share(3) in the fourth quarter of 2012 was $0.07.

Full Year 2013 Results

On a full year basis, GAAP revenues were $90.2 million in 2013 compared to $66.5 million in 2012. GAAP loss from operations was $5.1 million in 2013 compared to GAAP loss from operations of $1.1 million in 2012. GAAP net loss was $4.7 million in 2013 and GAAP basic net loss per share during the year was $0.21 based on 23.0 million weighted average basic shares outstanding. In 2012, GAAP net loss was $1.2 million and GAAP basic net loss per share was $0.05 based on 22.3 weighted average basic shares outstanding. The primary drivers of these losses were the expected impacts of acquisition related costs and stock-based compensation.

Non-GAAP revenues(1) in 2013 were $93.6 million. Excluding additional revenue generated by a settlement fee that we received from a former customer, non-GAAP revenues(1) would have been $93.1 million, up 37% from 2012.

Non-GAAP income from operations(2) was $14.5 million in 2013 compared to non-GAAP income from operations(2) of $8.9 million in 2012. Non-GAAP net income(3) was $8.8 million in 2013 compared to non-GAAP net income(3) of $5.5 million in 2012.

Non-GAAP diluted net income per share(3) in 2013 was $0.38 based on 23.5 million weighted average diluted shares outstanding.  Based on 22.7 million weighted average diluted shares outstanding, non-GAAP diluted net income per share(3) in 2012 was $0.24.

Net cash provided by operating activities in 2013 was $18.0 million. Adjusted free cash flow(4) in 2013 was $14.5 million. Excluding the additional cash generated by the settlement fee, adjusted free cash flow(4) would have been $14.0 million.

Business Outlook

Based on the Company’s strong fourth quarter performance, SciQuest is issuing the following guidance:

First quarter 2014

•	GAAP revenues to be between $25.5 million and $25.8 million.
•	Per share results to be between GAAP basic net loss per share of $0.01 and breakeven.
•	Weighted average basic shares outstanding to be approximately 24.0 million.
•	Non-GAAP revenues(1) to be between $26.1 million and $26.4 million.
•	Non-GAAP diluted net income per share(3) to be between $0.08 and $0.09.
•	Weighted average diluted shares outstanding to be approximately 24.5 million.

Full Year 2014

•	GAAP revenues to be between $106.5 million and $111.5 million.
•	GAAP diluted net income per share of between $0.05 and $0.10.
•	Weighted average diluted shares outstanding to be approximately 24.6 million.
•	Net cash provided by operating activities to be between $22.4 million and $26.4 million.
•

Purchase of property and equipment of approximately $5.5 million, capitalization of software development costs of approximately $4.8 million, acquisition related cash costs of $3.6 million and headquarter relocation costs of approximately $0.3 million.

•	Non-GAAP revenues(1) to be between $108.0 million and $113.0 million.
•	Non-GAAP diluted net income per share(3) to be between $0.40 and $0.44.
•	Adjusted free cash flow(4) to be between $16.0 million and $20.0 million.

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.

ENDNOTES

1)	Non-GAAP revenues exclude the purchase accounting deferred revenue adjustment.
2)

Non-GAAP income from operations excludes the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software.

3)

Non-GAAP net income and non-GAAP diluted net income per share exclude the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software. Non-GAAP net income includes the burden of the tax effect of these items.

4)

Adjusted free cash flow is defined as net cash provided by operating activities plus acquisition-related costs, less (i) the purchase of property and equipment and (ii) capitalization of software development costs.

Conference Call Information

What:	SciQuest’s fourth quarter and full year 2013 financial results conference call
When:	Thursday, February 6, 2014
Time:	4:30 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(877) 407-8289, domestic
(201) 689-8341, international
Replay:	(877) 660-6853, domestic
(201) 612-7415, international

Live and replay conference ID code: 13574601

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, such as acquisition related expenses; (iv) the purchase accounting impact on deferred revenue; and (v) the beneficial income tax effect of these items; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest

SciQuest (Nasdaq: SQI) is the largest publicly held pure-play provider of cloud-based, business automation solutions for spend management – offering deep domain knowledge and a leading, customer-driven portfolio. SciQuest solutions enable greater visibility and compliance organization-wide to help you gain control, optimize efficiencies, and reduce spend. These cloud-based solutions are easy to implement and proven to deliver measurable, sustainable value with SciQuest’s high-touch support, analysis and automation. Learn more about our solutions and how we can help your organization turn spending into savings at www.sciquest.com.

To join the conversation, please visit our blog, The Open Kitchen at http://www.sciquest.com/blog/ or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements include information concerning SciQuest’s possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities, the effects of competition and other factors that could impact future performance. Forward-looking statements, which include references to the our business strategy, long-term targets and all statements in the “Business Outlook” section, consist of statements that are not historical facts and can be identified by terms such as, but not limited to, “accelerates”, “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of these risks are discussed in “Part I, Item 1A, Risk Factors” and elsewhere in SciQuest’s most recent Annual Report on Form 10-K and other reports, as filed with the United States Securities and Exchange Commission (“SEC”). The company’s SEC reports are available free of charge on the SEC's website at http://www.sec.gov or on the company’s website at www.sciquest.com. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this release. Except as required by law, SciQuest assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

###

SQI-F

SciQuest media contact:

Michelle Perkins

SciQuest, Inc.

919-659-2228

mperkins@sciquest.com

SciQuest Investor contact:

Jamie Andelman

SciQuest, Inc.

919-659-2322

jandelman@sciquest.com

SCIQUEST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except per share amounts)

	As of December 31,	As of December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,117	$15,606
Short-term investments	15,105	29,740
Accounts receivable, net	12,987	12,916
Prepaid expenses and other current assets	3,268	1,434
Deferred tax asset	290	77
Total current assets	50,767	59,773
Property and equipment, net	10,028	7,093
Goodwill	65,280	37,295
Intangible assets, net	29,490	16,346
Deferred project costs	6,701	6,962
Deferred tax asset	10,885	12,682
Other	294	173
Total assets	$173,445	$140,324
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$741	$1,864
Accrued liabilities	13,765	8,771
Deferred revenues	57,417	47,821
Total current liabilities	71,923	58,456
Deferred revenues, less current portion	13,343	14,640
Stockholders’ equity:
Common stock, $0.001 par value; 50,000 shares authorized; 23,811 and 22,525 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	24	23
Acquisition related costs	108,864	81,894
Accumulated other comprehensive loss	(1,401)	(115)
Accumulated deficit	(19,308)	(14,574)
Total stockholders’ equity	88,179	67,228
Total liabilities and stockholders’ equity	$173,445	$140,324

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues	$25,848	$19,704	$90,231	$66,465
Cost of revenues (1)(2)	7,469	6,341	27,411	20,270
Gross profit	18,379	13,363	62,820	46,195
Operating expenses: (1)
Research and development	7,742	6,283	28,267	17,188
Sales and marketing	7,197	5,719	24,261	17,907
General and administrative	3,587	2,912	13,033	10,918
Amortization of intangible assets	837	532	2,382	1,268
Total operating expenses	19,363	15,446	67,943	47,281
Loss from operations	(984)	(2,083)	(5,123)	(1,086)
Other income (expense), net:
Interest income	11	20	61	95
Other income (expense), net	10	(41)	(48)	(82)
Total other income (expense), net	21	(21)	13	13
Loss before income taxes	(963)	(2,104)	(5,110)	(1,073)
Income tax (expense) benefit	(257)	(338)	376	(103)
Net loss	$(1,220)	$(2,442)	$(4,734)	$(1,176)
Other comprehensive loss:
Foreign currency translation adjustments	(680)	(12)	(1,286)	(115)
Comprehensive loss	$(1,900)	$(2,454)	$(6,020)	$(1,291)
Net loss per share
Acquisition related costs	$(0.05)	$(0.11)	$(0.21)	$(0.05)
Diluted	$(0.05)	$(0.11)	$(0.21)	$(0.05)
Weighted average shares outstanding used in computing per share amounts
Basic	23,759	22,433	23,044	22,285
Diluted	23,759	22,433	23,044	22,285

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cost of revenues	$131	$109	$499	$300
Research and development	426	444	1,714	1,217
Sales and marketing	577	501	1,992	1,510
General and administrative	696	534	2,727	2,170
	$1,830	$1,588	$6,932	$5,197

(2) Cost of revenues includes amortization of capitalized software development costs of:

Amortization of capitalized software development costs:	$555	$287	$1,842	$928
Amortization of acquired software:	528	324	1,580	553
	$1,083	$611	$3,422	$1,481

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cash flows from operating activities
Net loss	$(1,220)	$(2,442)	$(4,734)	$(1,176)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,503	1,608	7,963	4,281
Loss on disposal of fixed assets	-	2	-	38
Stock-based compensation expense	1,830	1,588	6,932	5,197
Deferred taxes	233	166	(443)	(55)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(212)	(5,470)	2,497	556
Prepaid expense and other current assets	(1,041)	233	(1,510)	(145)
Deferred project costs and other assets	(495)	29	290	(1)
Accounts payable	417	1,575	(1,214)	1,764
Accrued liabilities	3,077	2,437	4,170	1,995
Deferred revenues	3,597	6,858	4,067	7,926
Net cash provided by operating activities	8,689	6,584	18,018	20,380
Cash flows from investing activities
Business acquisition, net of cash acquired	(59)	(7,741)	(25,592)	(30,188)
Addition of capitalized software development costs	(712)	(934)	(3,654)	(3,113)
Purchase of property and equipment	(1,032)	(115)	(2,873)	(1,825)
Purchase of short-term investments	-	(4,820)	(23,525)	(6,020)
Maturities of short-term investments	125	1,625	38,160	20,965
Net cash used in investing activities	(1,678)	(11,985)	(17,484)	(20,181)
Cash flows from financing activities
Proceeds from exercise of common stock options	495	216	2,103	528
Acquisition related costs	170	-	930	-
Net cash provided by financing activities	665	216	3,033	528
Effect of exchange rate change on cash and cash equivalents	(17)	(19)	(56)	(79)
Net increase (decrease) in cash and cash equivalents	7,659	(5,204)	3,511	648
Cash and cash equivalents at beginning of the period	11,458	20,810	15,606	14,958
Cash and cash equivalents at end of the period	$19,117	$15,606	$19,117	$15,606

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Net Loss to Non-GAAP Net Income:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net loss	$(1,220)	$(2,442)	$(4,734)	$(1,176)
Purchase accounting deferred revenue adjustment	888	1,084	3,323	1,490
Amortization of intangible assets	837	532	2,382	1,268
Amortization of acquired software	528	324	1,580	553
Stock-based compensation	1,830	1,588	6,932	5,197
Acquisition related costs	1,346	1,256	5,377	1,506
Tax effect of adjustments	(1,482)	(705)	(6,015)	(3,378)
Non-GAAP net income	$2,727	$1,637	$8,845	$5,460
Non-GAAP net income per share:
Basic	$0.11	$0.07	$0.38	$0.25
Diluted	$0.11	$0.07	$0.38	$0.24
Weighted average shares outstanding used in computing per share amounts:
Basic	23,759	22,433	23,044	22,285
Diluted	24,306	22,822	23,520	22,712

Reconciliation of Loss from Operations to Non-GAAP Income from Operations:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Loss from operations	$(984)	$(2,083)	$(5,123)	$(1,086)
Purchase accounting deferred revenue adjustment	888	1,084	3,323	1,490
Amortization of intangible assets	837	532	2,382	1,268
Amortization of acquired software	528	324	1,580	553
Stock-based compensation	1,830	1,588	6,932	5,197
Acquisition related costs	1,346	1,256	5,377	1,506
Non-GAAP income from operations	$4,445	$2,701	$14,471	$8,928

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating expenses	$19,363	$15,446	$67,943	$47,281
Amortization of intangible assets	(837)	(532)	(2,382)	(1,268)
Stock-based compensation	(1,699)	(1,479)	(6,433)	(4,897)
Acquisition related costs	(1,346)	(1,256)	(5,377)	(1,506)
Non-GAAP operating expenses	$15,481	$12,179	$53,751	$39,610

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$8,689	$6,584	$18,018	$20,380
Purchase of property and equipment	(1,032)	(115)	(2,873)	(1,825)
Capitalization of software development costs	(712)	(934)	(3,654)	(3,113)
Free cash flow	6,945	5,535	11,491	15,442
Acquisition related costs	521	56	2,977	306
Adjusted free cash flow	$7,466	$5,591	$14,468	$15,748

RECONCILIATION DATA

(UNAUDITED)

(in thousands)

Reconciliation of Revenues to Non-GAAP Revenues:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues	$25,848	$19,704	$90,231	$66,465
Purchase accounting deferred revenue adjustment	888	1,084	3,323	1,490
Non-GAAP Revenues	$26,736	$20,788	$93,554	$67,955

Reconciliation of Cost of Revenues to Non-GAAP Cost of Revenues:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cost of revenues	$7,469	$6,341	$27,411	$20,270
Amortization of acquired software	(528)	(324)	(1,580)	(553)
Stock-based compensation	(131)	(109)	(499)	(300)
Non-GAAP Cost of revenues	$6,810	$5,908	$25,332	$19,417

Reconciliation of Research and Development to Non-GAAP Research and Development:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Research and development	$7,742	$6,283	$28,267	$17,188
Stock-based compensation	(426)	(444)	(1,714)	(1,217)
Acquisition related costs	(600)	(600)	(2,400)	(600)
Non-GAAP Research and development	$6,716	$5,239	$24,153	$15,371

Reconciliation of Sales and Marketing to Non-GAAP Sales and Marketing:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Sales and marketing	$7,197	$5,719	$24,261	$17,907
Stock-based compensation	(577)	(501)	(1,992)	(1,510)
Acquisition related costs	(600)	(600)	(2,400)	(600)
Non-GAAP Sales and marketing	$6,020	$4,618	$19,869	$15,797

Acquisition related costs	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
General and administrative	$3,587	$2,912	$13,033	$10,918
Stock-based compensation	(696)	(534)	(2,727)	(2,170)
Acquisition related costs	(146)	(56)	(577)	(306)
Non-GAAP General and administrative	$2,745	$2,322	$9,729	$8,442

Reconciliation of Amortization of Intangible Assets to Non-GAAP Amortization of Intangible Assets:	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Amortization of intangible assets	$837	$532	$2,382	$1,268
Amortization of intangible assets	(837)	(532)	(2,382)	(1,268)
Non-GAAP Amortization of intangible assets	$-	$-	$-	$-

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Revenue Outlook to Non-GAAP Revenue Outlook:	Three Months Ended March 31, 2014		Twelve Months Ended December 31, 2014
	Low end of Range	High end of Range	Low end of Range	High end of Range
Revenues	$25,500	$25,800	$106,500	$111,500
Purchase accounting deferred revenue adjustment	600	600	1,500	1,500
Non-GAAP revenues	$26,100	$26,400	$108,000	$113,000

Reconciliation of (Loss) Earnings per Share Outlook to Non-GAAP Earnings per Share Outlook:	Three Months Ended March 31, 2014		Twelve Months Ended December 31, 2014
	Low end of Range	High end of Range	Low end of Range	High end of Range
(Loss) earnings per Share	$(0.01)	$-	$0.05	$0.10
Purchase accounting deferred revenue adjustment per share	0.02	0.02	0.05	0.05
Amortization of intangible assets per share and acquired software per share	0.06	0.06	0.22	0.22
Stock-based compensation per share	0.06	0.07	0.27	0.27
Headquarter relocation expenses per share	0.00	0.00	0.05	0.05
Tax effect of adjustments per share	(0.05)	(0.06)	(0.24)	(0.25)
Non-GAAP earnings per share	$0.08	$0.09	$0.40	$0.44

Reconciliation of Net Cash Provided by Operating Activities Outlook to Adjusted Free Cash Flow Outlook:	Twelve Months Ended December 31, 2014
	Low end of Range	High end of Range
Net cash provided by operating activities	$22,400	$26,400
Purchase of property and equipment	$(5,500)	$(5,500)
Capitalization of software development costs	$(4,800)	$(4,800)
Acquisition related costs	$3,600	$3,600
Headquarter relocation costs	$300	$300
Adjusted free cash flow	$16,000	$20,000